United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2010

Monroe Bancorp
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

000-31951	35-1594017
(Commission File Number)	(IRS Employer Identification No.)

210 East Kirkwood Avenue, Bloomington, IN	47408
(Address of principal executive offices)	(Zip Code)

(812) 336-0201
Registrant's telephone number, including area code:

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2010, Monroe Bancorp issued a press release setting forth first quarter 2010 earnings and a financial summary containing quarterly financial data. A copy of the press release is furnished herewith as Exhibit 99.1 for reporting under Item 2.02.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into any filing of Monroe Bancorp under the Securities Act of 1933.

Use of Non-GAAP Financial Information in Press Release

Management has used the following non-GAAP financial measures in the press release furnished herewith as Exhibit 99.1:

  Net Interest Margin and Net Interest Income on a Tax-Equivalent Basis. The net interest margin is reported on a tax equivalent basis. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate of 34 percent. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. A table entitled "Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest Margin on a Tax-Equivalent Basis," included at the end of the attached financial summary, reconciles net interest income (tax-equivalent) with net interest income calculated and presented in accordance with GAAP. The table also reconciles net interest margin (tax-equivalent) with net interest margin calculated and presented in accordance with GAAP.

  Noninterest Income and Expense Without The Financial Impact Of The Deferred Compensation Plan. Noninterest income and noninterest expense are reported without the effect of income and expenses related to securities held in a rabbi trust for the deferred compensation plan. A table is included at the end of the financial summary which details all the items included in noninterest income and expense associated with the deferred compensation plan / rabbi trust and reconciles the GAAP numbers to the non-GAAP numbers. The activity in the rabbi trust has no effect on the Company’s net income, therefore, management believes a more accurate comparison of current and prior year noninterest income and noninterest expense can be made if items related to the rabbi trust are removed.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Monroe Bancorp, April 27, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Bancorp
Date: April 27, 2010	/s/ GORDON M. DYOTT Gordon M. Dyott Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Press Release issued by Monroe Bancorp, April 27, 2010